Filed with the Commission on February 1, 2005

                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

            REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940   X

                                   Amendment No. 52                 X

                          SCUDDER INVESTMENT PORTFOLIOS
                          -----------------------------
                        (f/k/a BT Investment Portfolios)
               (Exact Name of Registrant as Specified in Charter)

                                One South Street
                            Baltimore, Maryland 21202
                            -------------------------
                (Address of Principal pursuant Executive Offices)

                                 (410) 895-5000
                                 --------------
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                            Copies to:  Burton M. Leibert, Esq.
One South Street                                  Willkie Farr & Gallagher LLP
Baltimore, Maryland  21202                        787 Seventh Avenue
(Name and Address of Agent for Service)           New York, New York 10019

                                EXPLANATORY NOTE
                                ----------------

This Amendment to the Registration Statement of Scudder Investment Portfolios ("Portfolio") on Form N-1A (the "Registration Statement") has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, or transactions, offered by or discussed in, this Registration Statement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio. For this purpose, "tax treatment" is the purported or claimed Federal income tax treatment of a transaction and "tax structure" is limited to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of a transaction.

Scudder Investment Portfolios comprises 4 portfolios. This Amendment to the Registration Statement relates only to PreservationPlus Portfolio and PreservationPlus Income Portfolio (each a "Portfolio" and collectively, the "Portfolios"). Capitalized terms used in this Part A have the same meaning as in the current prospectuses of Scudder Advisor Funds - Scudder PreservationPlus Income Fund (File Nos. 33-07404 and 811-04760) and Scudder Advisor Funds III - Scudder PreservationPlus Fund (File Nos. 033-45973 and 811-06576) (each such fund, a "Feeder Fund") (each such prospectus, a "Feeder Fund's Prospectus"). Additional information about the investment policies of the Portfolios appears in Part B of this Registration Statement.

                           PreservationPlus Portfolio
                        PreservationPlus Income Portfolio
                                     PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
-------  -------------------------------------------------------------------
         RISKS.
         ------

The investment objective of each Portfolio may be changed without shareholder approval. The investment objective of each Portfolio is as follows:

PRESERVATIONPLUS PORTFOLIO

The Board of Trustees of the Portfolio has approved the cessation of operations of the Portfolio, effective on or about March 17, 2005 (the "Closing Date"). In conjunction with approving the cessation of operations of the fund, the Board further approved (1) closing Scudder PreservationPlus Fund to new plan investors effective as of the close of business on October 18, 2004, (2) closing Scudder PreservationPlus Fund to all investments, except dividend reinvestments, effective as of the close of business on February 15, 2005, and (3) changes to the Portfolio's investment policies and strategies.

The Portfolio seeks a high level of current income while seeking to maintain a stable value per share. Until the Closing Date, the Portfolio seeks to maintain the value of its principal by following a defensive strategy under which it invests all of its assets in short-term investments, including U.S. government securities, commercial paper, certificates of deposit and money market mutual funds. These short-term investments will be rated, at the time of purchase, within one of the top two short-term rating categories by a nationally recognized statistical rating organization, or if unrated, will be determined by Deutsche Asset Management, Inc., the investment advisor to the Portfolio (the "Advisor"), to be of similar quality. The Portfolio does not use derivatives or other investment strategies that are inconsistent with its defensive strategy. The Portfolio may not achieve its investment objective of high income while it is following a defensive strategy.

PRESERVATIONPLUS INCOME PORTFOLIO
The Portfolio's investment objective is to provide high income while also seeking to maintain a high degree of stability of shareholders' capital. The Portfolio seeks to accomplish this objective by investing, under normal market conditions, at least 65% of its total assets in fixed income securities rated, at the time of purchase, within the top four long-term rating categories by a nationally recognized statistical rating organization (a "NRSRO") (or, if unrated, determined by the advisor to be of similar quality) and will no longer use wrapper agreements. The Portfolio invests in securities of varying maturities and normally seeks to maintain an average portfolio duration of no longer than three years. The Portfolio's net asset value per share will fluctuate based on changes in the market value of the securities it holds. The Portfolio no longer uses an affiliated mutual fund to gain exposure to lower rated debt securities and has commenced a process of redeeming all of its holdings in that fund. As a result, the Portfolio may temporarily hold directly securities rated lower than B by a NRSRO (or, if unrated, determined by the Advisor to be of similar quality) if necessary to permit an orderly disposition of the securities received as a result of its redemption in kind from the affiliated mutual fund.

Investments in the Portfolios are neither insured nor guaranteed by the US government. Investments in the Portfolios are not deposits of, or guaranteed or endorsed by, any bank. They are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objectives of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios' investment objectives, policies and the risk factors associated with their investments from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks" and "Organizational Structure" in each Feeder Fund's

Prospectus. Additional information about the investment policies of the Portfolios appears in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.
-------  ------------------------------------------------

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in each Feeder Fund's Prospectus.

The Registrant is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Registrant. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolios. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Registrant has 4 series:
EAFE Equity Index Portfolio, US Bond Index Portfolio, PreservationPlus Portfolio and PreservationPlus Income Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Registrant is not required and has no current intention to hold annual meetings of investors, but the Registrant will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Registrant's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "How the Fund Calculates Share Price," "Buying and Selling Fund Shares," and "Understanding Distributions and Taxes," in each Feeder Funds' Prospectus.

ITEM 7.  SHAREHOLDER INFORMATION.
-------  ------------------------

Registrant incorporates by reference information concerning computation of net asset value and valuation of each Portfolio's assets from sections entitled "Calculating a Fund's Share Price" and "Buying and Selling Fund Shares" in each Feeder Fund's Prospectus.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under "Purchase, Redemption and Pricing of

Securities" in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of the investment advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities that are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value that is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

An investment in the Portfolios may be made without a sales charge. All investments are made at the net asset value next determined if an order is received by the Portfolios by the designated cutoff time for each accredited investor. The net asset value of each Portfolio is determined on each day the New York Stock Exchange ("NYSE") is open for business ("Portfolio Business Day"). The NYSE is open every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), President's Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. Each Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

Because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on their assets, investments must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

An investor in the Portfolios may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolios by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolios in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven calendar days. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where the investor may make redemptions in kind.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Portfolios and Scudder Distributors, Inc. ("SDI") reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is SDI. The principal business address of SDI and its affiliates is 222 South Riverside Plaza, Chicago, IL 60606. SDI receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in each Feeder Fund's Prospectus.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
-------  --------------------------

Registrant incorporates by reference information concerning sales loads, Rule 12b-1 fees and its Master-Feeder structure from the sections entitled "Annual Fund Operating Expenses" and "Organizational Structure" in each Feeder Fund's Prospectus.

                           PreservationPlus Portfolio
                        PreservationPlus Income Portfolio
                                     PART B

ITEM 10.          COVER PAGE AND TABLE OF CONTENTS.
--------          ---------------------------------

The Prospectus of Scudder Investment Portfolios, on behalf of PreservationPlus Portfolio and PreservationPlus Income Portfolio, dated February 1, 2005, which may be amended from time to time, provides the basic information investors should know before investing. The Statement of Additional Information ("SAI"), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Registrant and should be read in conjunction with the Prospectus. You may request a copy of a Prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling 1-800-621-1048.

                                TABLE OF CONTENTS

Fund History
Performance Information
Description of the Fund and its Investments and Risks
Management of the Fund
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation and Other Practices
Capital Stock and Other Securities
Purchase, Redemption and Pricing of Shares
Taxation of the Fund Underwriters
Calculation of Performance Date
Financial Statements

ITEM 11.          FUND HISTORY.
--------          -------------

The Registrant was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12.          DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.
--------          ------------------------------------------------------

The Registrant is a no-load, diversified, open-end management investment company. Registrant incorporates by reference information concerning the investment policies, limitations and risks of the Portfolios from the sections entitled "Investment Objectives and Policies " in the current SAI of each of Scudder Advisor Funds - Scudder PreservationPlus Income Fund (File Nos. 33-07404 and 811-04760) and Scudder Advisor Funds III - Scudder PreservationPlus Fund (File Nos. 033-45973 and 811-06576) (each such fund, a "Feeder Fund") (each such SAI, a "Feeder Fund's SAI"). Capitalized terms used in this Part B have the same meaning as in each Feeder Fund's SAI.

ITEM 13.          MANAGEMENT OF THE FUND.
--------          -----------------------

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Trust and Portfolios" in each Feeder Fund's SAI.

ITEM 14.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
--------          ----------------------------------------------------

As of January 27, 2005, Scudder PreservationPlus Fund, a series of Scudder Advisor Funds III, owned approximately 100% of the value of the outstanding interests in PreservationPlus Portfolio. Scudder Advisor Funds III is organized as a Massachusetts business trust. Because PreservationPlus Fund controls the PreservationPlus Portfolio, it may take actions without the approval of any other investor in the Portfolios or any other series of the Registrant, as the case may be.

As of January 27, 2005, Security Benefit Life Insurance Company and Scudder PreservationPlus Income Fund, a series of Scudder Advisor Funds, a Massachusetts business trust, owned approximately [25%] and [75%], respectively, of the value of the outstanding interests in the PreservationPlus Income Portfolio. Because Scudder PreservationPlus Income Fund controls the Portfolio, it may take actions without the approval of any other investor in the Portfolio.

Each Fund has informed the Registrant that whenever it is requested to vote on matters pertaining to the fundamental policies of the Registrant, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders and in the same proportion as the votes of the Fund's shareholders. Fund shareholders who do not vote will not affect the Fund's votes at the shareholder meeting. The percentage of the Fund's votes representing Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Fund shareholders who do, in fact, vote. Whenever a Fund is requested to vote on a matter pertaining to the Registrant, the Fund will vote its shares without a meeting of the Fund shareholders if the proposal, if made with respect to such Fund, would not require the vote of the Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Registrant will follow the same or a similar practice.

ITEM 15.         INVESTMENT ADVISORY AND OTHER SERVICES.
--------         ---------------------------------------

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled "Management of the Trust and Portfolios " in each Feeder Fund's SAI.

ITEM 16.          BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------          -----------------------------------------

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objectives and Policies--Portfolio Transactions and Brokerage Commissions" in each Feeder Fund's SAI.

ITEM 17.          CAPITAL STOCK AND OTHER SECURITIES.
--------          -----------------------------------

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series. No series of the Registrant has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. Certificates representing an investor's beneficial interest in the Registrant are issued only upon the written request of an investor.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Registrant will all vote together in certain circumstances (e.g., election of the Registrant's Trustees, as required by the 1940 Act and the rules thereunder). One or more series of the Registrant could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Registrant, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Registrant is not required and has no current intention to hold annual meetings of investors but the Registrant will hold special meetings of investors when in the judgment of the Registrant's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Registrant's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Registrant, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio's investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolios), except that if the Trustees of the Registrant recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolios) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Registrant by written notice to its investors.

Investors in the Portfolios or any other series of the Registrant will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Registrant in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Registrant itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of each Portfolio or any other series of the Registrant are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Registrant, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees and principal underwriters. Upon liquidation or dissolution of any series of the Registrant, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18.          PURCHASE, REDEMPTION AND PRICING OF SHARES.
--------          -------------------------------------------

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolios in determining their net asset value and the timing of such determinations from the sections entitled "Valuation of Securities-Redemptions and Purchases in Kind" in each Feeder Fund's SAI.

ITEM 19.          TAXATION OF THE FUND.
--------          ---------------------

Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled "Taxation" in each Feeder Fund's SAI.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the respective Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20.          UNDERWRITERS.
--------          -------------

The placement agent for the Portfolio is SDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.          CALCULATION OF PERFORMANCE DATA.
--------          --------------------------------

                  Not applicable.

ITEM 22.          FINANCIAL STATEMENTS.
--------          ---------------------

The Portfolios' financial statements are hereby incorporated by reference from the Feeder Funds' Annual Reports dated September 30, 2004 (File Numbers 811-06576 and 811-04760). A copy of the Annual Reports may be obtained without charge by contacting the Registrant.

                           PreservationPlus Portfolio
                        PreservationPlus Income Portfolio
                                     PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23.          EXHIBITS
--------          --------

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

(a)      Declaration of Trust of the Registrant; 2

         (1)  First Amendment to Declaration of Trust; *
         (2)  Second Amendment to Declaration of Trust; *
         (3)  Third Amendment to Declaration of Trust; *
         (4)  Fourth Amendment to Declaration of Trust; *
         (5)  Fifth Amendment to Declaration of Trust; *
         (6)  Sixth Amendment to Declaration of Trust; *
         (7)  Amendment No. 7 to Declaration of Trust; 4
         (8)  Amendment No. 8 to Declaration of to Declaration of Trust; 7
         (9)  Amendments No. 9, 10, and 11 to Declaration of Trust; 6
         (10) Amendment No. 12 to Declaration of Trust; 10
         (11) Amendment No. 13 to Declaration of Trust; 10
         (12) Amendment No. 14 to Declaration of Trust; 10
         (13) Amendment No. 15 to Declaration of Trust; 10
         (14) Amendment No. 16 to Declaration of Trust; 11
         (15) Amendment No. 17 to Declaration of Trust; 13

(b)      By-laws of the Registrant; 2

(c)      Instrument Defining Rights of Security Holders -- Not Applicable;

(d) (1) Investment Advisory Agreement between the Registrant and Deutsche Asset Management, Inc. dated April 25, 2003 - 16;

         (2) Form of Investment Sub-Advisory Agreement, between Deutsche Asset Management, Inc. and Northern Trust Investments, Inc. on behalf of the Registrant - 16;

(e) Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors, Inc. dated August 19, 2002 - 16;

(f)      Bonus or Profit Sharing Contracts -- Not Applicable;

(g) Custodian Agreement between State Street Bank and Trust Company and Scudder Investment Portfolios - 16;

(h) Administration and Services Agreement dated July 1, 2001 between Registrant and Investment Company Capital Corp.; 15

         (1) Expense Limitation Agreement dated July 1, 2001 among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Advisor Funds, and BT Investment Portfolios, on behalf of EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio; 14

         (2) Expense Limitation Agreement dated July 1, 2001, among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Institutional Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio and BT Investment Portfolios, on behalf of Liquid Assets Portfolio; 14

         (3) Expense Limitation Agreement dated July 1, 2001 among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Investment Funds, Cash Management Portfolio, Treasury Money Portfolio, International Equity Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio and BT Investment Portfolios, on behalf of Small Cap Portfolio, Asset Management Portfolio II, Asset Management Portfolio III, Quantitative Equity Portfolio and PreservationPlus Income Portfolio; 14

         (4) Expense Limitation Agreement dated July 1, 2001, among Investment Company Capital Corp., Deutsche Asset Management, Inc., BT Pyramid Mutual Funds and BT Investment Portfolios, on behalf of PreservationPlus Portfolio; 14

         (5) Expense Limitation Agreement dated April 25, 2003 among Investment Company Capital Corp., Deutsche Asset Management, Inc., Scudder Investment Portfolios, on behalf of Asset Management Portfolio II and Asset Management Portfolio III - 17;

         (6) Expense Limitation Agreement dated November 17, 2004 among Investment Company Capital Corp., Deutsche Asset Management, Inc., Scudder Investment Portfolios, on behalf of PreservationPlus Income Portfolio - Filed herewith

(i)      Legal Opinion -- Not applicable;

(j)      Other Opinions -- Not applicable;

(k)      Omitted Financial Statements -- Not applicable;

(l)      (1) Investment Representation letters of initial investors; 1

         (2) Investment Representation Letters of Initial Investors, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 3

(m)      Rule 12b-1 Plan - Not Applicable.

(n)      Financial Data Schedules - Not applicable;

(o)      Rule 18f-3 Plan - Not Applicable;

(p) Portfolio, Investment Advisor, and Underwriter Codes of Ethics - Filed herewith.

         (1)      Sub-Advisor Code of ethics - 16.

-----------------------------------------
*Previously Filed.

1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.

2. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.

3. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.

4. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.

5. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.

6. Incorporated by reference to Amendment No. 18 to Registrant's Registration Statement as filed with the Commission on May 19, 1997.

7. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.

8. Incorporated by reference to Amendment No. 35 to Registrant's Registration Statement as filed with the Commission on December 23, 1999.

9. Incorporated by reference to Amendment No. 36 to Registrant's Registration Statement as filed with the Commission on January 31, 2000.

10. Incorporated by reference to Amendment No. 37 to Registrant's Registration Statement as filed with the Commission on April 28, 2000.

11. Incorporated by reference to Amendment No. 38 to Registrant's Registration Statement as filed with the Commission on June 26, 2000.

12. Incorporated by reference to Amendment No. 39 to Registrant's Registration Statement as filed with the Commission on January 29, 2001.

13. Incorporated by reference to Amendment No. 40 to Registrant's Registration Statement as filed with the Commission on April 30, 2001.

14. Incorporated by reference to Amendment No. 41 to Registrant's Registration Statement as filed with the Commission on July 30, 2001.

15. Incorporated by reference to Amendment No. 42 to Registrant's Registration Statement as filed with the Commission on July 29, 2002.

16. Incorporated by reference to Amendment No. 48 to Registrant's Registration Statement as filed with the Commission on July 25, 2003.

17. Incorporated by reference to Amendment No. 48 to Registrant's Registration Statement as filed with the Commission on July 29, 2004.

ITEM 24. Persons Controlled By or Under Common Control with the Fund

None.

ITEM 25.  Indemnification.

Deutsche Investment Management Americas Inc. ("DeIM"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Non-interested Trustees) and consultants, whether retained by the Registrant or the Non-interested Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DeIM has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DeIM and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, if no final determination is made in such action or proceeding as to the relative fault of DeIM and the Registrant, then DeIM shall pay the entire amount of such loss, damage, liability or expense.

In recognition of its undertaking to indemnify the Registrant, DeIM has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Non-interested Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Non-interested Trustees, arising from the Private Litigation and Enforcement, including without limitation:

         1. all reasonable legal and other expenses incurred by the Non-interested Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

         2. all liabilities and expenses incurred by any Non-interested Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

         3. any loss or expense incurred by any Non-interested Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Registrant or of the Non-interested Trustees or acting otherwise) for the benefit of the Non-interested Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees;

         4. any loss or expense incurred by any Non-interested Trustee, whether or not such loss or expense is otherwise covered under the terms of a policy of insurance, but for which the Non-interested Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DeIM or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to a matter which is the subject of the indemnification agreement; provided, however, the total amount which DeIM will be obligated to pay under this provision for all loss or expense, will not exceed the amount that DeIM and any of its affiliate actually receive under that policy or insurance for or with respect to a matter which is the subject of the indemnification agreement; and

         5. all liabilities and expenses incurred by any Non-interested Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

DeIM is not required to pay costs or expenses or provide indemnification to or for any individual Non-interested Trustee (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Non-interested Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Non-interested Trustee to the Registrant or its shareholders to which such Non-interested Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DeIM has paid costs or expenses under the agreement to any individual Non-interested Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Non-interested Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Non-interested Trustee's duties as a Trustee of the Registrant, such Non-interested Trustee has undertaken to repay such costs or expenses to DeIM.

ITEM 26. Business and Other Connections of Investment Advisor.


During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.


ITEM 27. Principal Underwriters.

(a) Scudder Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies for other funds managed by Deutsch Investment Management Americas Inc., Deutsche Asset Management Inc. and Investment Company Capital Corp.

(b) Information on the officers and directors of Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

         Scudder Distributors, Inc.
         Name and Principal            Positions and Offices with               Positions and
         Business Address              Scudder Distributors, Inc.               Offices with Registrant
         ----------------              --------------------------               -----------------------

         Thomas F. Eggers              Chief Executive Officer, Chairman and    None
         1325 Avenue of the Americas   Director
         New York, NY 10019

         Vincent J. Esposito           Vice President and Director              None
         60 Wall Street
         New York, NY 10005-2858

         Michael L. Gallagher          President and Director                   None
         222 South Riverside Plaza
         Chicago, IL 60606

         John W. Edwards, Jr.          Chief Financial Officer and Treasurer    None
         60 Wall St.
         New York, NY  10005-2858

         Michael Volo                  Chief Operating Officer and Vice         None
         1325 Avenue of the Americas   President
         New York, NY  10019

         Caroline Pearson              Secretary                                Assistant Secretary
         Two International Place
         Boston, MA  02110-4103



                                       15

         Scudder Distributors, Inc.
         Name and Principal            Positions and Offices with               Positions and
         Business Address              Scudder Distributors, Inc.               Offices with Registrant
         ----------------              --------------------------               -----------------------

         Donna M. White                Chief Compliance Officer                 None
         1251 Avenue of the Americas
         New York, NY 10020

         David Edlin                   Vice President                           None
         222 South Riverside Plaza
         Chicago, IL  60606

         Robert Froelich               Vice President                           None
         222 South Riverside Plaza
         Chicago, IL  60606

         M. Patrick Donovan            Vice President & Anti-Money Laundering   None
         Two International Place       Compliance Officer
         Boston, MA  02110-4103

         Thomas Winnick                Vice President                           None
         1325 Avenue of the Americas
         New York, NY  10019

         Philip J. Collora             Assistant Secretary                      None
         222 South Riverside Plaza
         Chicago, IL  60606

(c) Not applicable


ITEM 28. Location of Accounts and Records.

Registrant: c/o Deutsche Bank One South Street Baltimore, MD  21202

Advisor: Deutsche Asset Management, Inc. 345 Park Avenue New York, NY 10154

Sub-Advisor: Northern Trust Investments, N.A. 50 South LaSalle Street, Chicago, IL 60675

Transfer Agent: SCUDDER INVESTMENTS SERVICE COMPANY c/o Scudder Investments 811 Main Street Kansas City, MO 64105

Sub Transfer Agent: DST 210 West 10th Street Kansas City, MO 64105

Distributor: SCUDDER DISTRIBUTORS, INC. 222 South Riverside Plaza Chicago, IL 60606-5808

Item 29. Management Services.

Not applicable.

Item 30. Undertakings.

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, SCUDDER INVESTMENT PORTFOLIOS, has duly caused this Amendment No. 52 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, duly authorized in the City of New York and the State of New York, on the 28th day of January, 2005.

                                            SCUDDER INVESTMENT PORTFOLIOS

                                            By:      /s/ Julian F. Sluyters
                                                     Julian F. Sluyters
                                                     Chief Executive Officer

                                  Exhibit Index

(h)(6) Expense Limitation Agreement dated November 17, 2004 among Investment Company Capital Corp., Deutsche Asset Management, Inc., Scudder Investment Portfolios, on behalf of PreservationPlus Income Portfolio

(p)      Portfolio, Investment Advisor, and Underwriter Codes of Ethics